NEWS RELEASE

July 28, 2015

NCR Announces Second Quarter 2015 Results

•	Revenue of $1.60 billion, down 3% as reported, up 4% constant currency; Software-related revenue of $440 million, down 1% as reported, up 3% constant currency

•	Non-pension operating income (NPOI) of $202 million, down 4% as reported, up 4% constant currency; Non-GAAP diluted EPS of $0.66

•	GAAP loss from operations of $(266) million, down 257%; GAAP diluted EPS of $(2.03); GAAP results impacted by $427 million non-cash charge for settlement of UK London pension plan

•	Free cash flow improvement of $92 million; net cash provided by operating activities of $167 million

•	Revenue and non-GAAP guidance reaffirmed for full-year 2015; Free cash flow guidance increased

DULUTH, Georgia - NCR Corporation (NYSE: NCR) reported financial results today for the three months ended June 30, 2015.

“Our second quarter results were in line with our expectations and we remain on track to achieve our objectives for the full year,” said Chairman and CEO Bill Nuti. “Our constant currency results were driven by balanced performance across all of our businesses, including Retail Solutions where execution continues to improve, and we generated solid free cash flow growth. We also continued to transform our business through further growth of our software revenues, our commitment to a new state-of-the-art world headquarters in Technology Square in Atlanta, Georgia, and the transfer of our UK London pension plan to an insurer. We remain positioned at the forefront of the omni-commerce business environment to deliver innovative software platforms to help our customers meet the needs of the increasingly connected consumer."

Q2 Financial Summary

	Second Quarter
$ in millions, except per share amounts	2015	2014	As Reported	Constant Currency
Revenue	$1,604	$1,658	(3)%	4%
Income from operations *	$(266)	$169	(257)%
Non-pension operating income (NPOI)	$202	$210	(4)%	4% **
Diluted earnings per share ***	$(2.03)	$0.53	(483)%
Non-GAAP diluted earnings per share	$0.66	$0.68	(3)%	6% **

*
Income from operations in the second quarter of 2015 includes an $8 million charge related to the ongoing restructuring plan and a $427 million non-cash charge related to settlement of the UK London pension plan.

**	NPOI includes approximately $16 million and non-GAAP diluted earnings per share includes approximately $0.06 of unfavorable foreign currency impacts.

***	Diluted earnings per share in the second quarter of 2015 includes $0.04 related to the ongoing restructuring plan and $2.51 related to settlement of the UK London pension plan.

In this release, we use the non-GAAP measures non-pension operating income (NPOI), non-GAAP diluted earnings per share and free cash flow, and we present certain measures on a constant currency basis. These non-GAAP measures are described and reconciled to their most directly comparable GAAP measures elsewhere in this release.

Q2 Supplemental Revenue Information

	Second Quarter
$ in millions	2015	2014	% Change	% Change Constant Currency
Cloud *	$135	$125	8%	9%
Software License/Software Maintenance	168	172	(2%)	3%
Professional Services	137	149	(8%)	(2%)
Total Software-Related Revenue	440	446	(1%)	3%
Hardware	622	637	(2%)	6%
Other Services	542	575	(6%)	2%
Total Revenue	$1,604	$1,658	(3%)	4%

* Referred to as Software-as-a-Service or SaaS in prior Company earnings releases.

Software-related revenue increased 3% on a constant currency basis, including 9% constant currency growth in cloud revenue driven by Financial Services and Hospitality. Additionally, on a constant currency basis, hardware revenue was up significantly at 6% in the second quarter, and other services was up 2%.

Q2 Operating Segment Results

	Second Quarter
$ in millions	2015	2014	% Change	% Change Constant Currency
Revenue by segment
Financial Services	$840	$900	(7)%	1%
Retail Solutions	505	503	—%	7%
Hospitality	172	170	1%	4%
Emerging Industries	87	85	2%	11%
Total Revenue	$1,604	$1,658	(3)%	4%
Operating income by segment
Financial Services	$123	$137	(10)%	(2)%
% of Financial Services Revenue	14.6%	15.2%
Retail Solutions	42	48	(13)%	(4)%
% of Retail Solutions Revenue	8.3%	9.5%
Hospitality	27	23	17%	17%
% of Hospitality Revenue	15.7%	13.5%
Emerging Industries	10	2	400%	500%
% of Emerging Industries Revenue	11.5%	2.4%
Segment operating income	$202	$210	(4)%	4%
% of Total Revenue	12.6%	12.7%

Financial Services Constant currency revenue growth was driven by growth in the Americas, Western Europe and Middle East Africa offset by declines in Russia and China. Operating income was down due to a less favorable mix of revenue in North America and Europe as well as due to lower revenue in Russia and China.

Retail Solutions Constant currency revenue growth was driven by increased spending by retailers in North America and Europe. Operating income was down due to a less favorable mix of revenue in North America and improved significantly as a percentage of Retail Solutions revenue compared to Q1 2015.

Hospitality Constant currency revenue growth was driven by improvements in software-related revenue in the Americas. Operating income was up driven by higher software-related revenue including cloud and professional services revenue.

Emerging Industries Constant currency revenue growth was driven by improvements in our Telecom & Technology business. Operating income was up due to higher services margins.

Free Cash Flow

	Second Quarter
$ in millions	2015	2014
Net cash provided by operating activities	$167	$80
Total capital expenditures	(59)	(73)
Net cash used in discontinued operations	(13)	(22)
Pension discretionary contributions and settlements	—	18
Free cash flow	$95	$3

Free cash flow improved by $92 million in the second quarter of 2015 as compared to the second quarter of 2014 driven by improvements in cash from operations, lower capital expenditures, and lower discontinued operations.

Other Second Quarter Developments

During the second quarter of 2015, the Company completed another positive step to de-risk the global pension portfolio for investors with the transfer of the UK London pension plan to an insurer. As a result of the transfer, the Company recorded a non-cash settlement charge of $427 million in the Consolidated Statement of Operations as well as an offsetting decrease to prepaid pension costs in the Consolidated Balance Sheet.

Additionally, we were informed by the staff of the Securities and Exchange Commission that it does not intend to recommend an enforcement action against the Company following a previously disclosed investigation concerning certain aspects of the Company’s compliance with the Foreign Corrupt Practices Act.

The Company's progress to date with the restructuring plan is on track. In 2015, NCR expects to incur a pre-tax charge of approximately $39 million to $64 million with $24 million recorded in the first half of 2015. Cash payments in 2015 are expected to be approximately $71 million to $86 million with $30 million paid in the first half of 2015. Savings are in line with previous expectations with $18 million in 2014, approximately $70 million in 2015 and approximately $105 million in 2016, with about 50% of the savings benefiting NPOI.

2015 Outlook

We are reaffirming our 2015 revenue, non-pension operating income and non-GAAP diluted EPS guidance and increasing our free cash flow guidance. Income from operations (GAAP) and diluted earnings per share (GAAP) guidance has been revised to reflect the impact of the settlement of the UK London pension plan. We continue to expect unfavorable foreign currency impacts of 6% in revenue, $70 million to $75 million in NPOI and $0.30 per share in non-GAAP diluted EPS for full-year 2015.

$ in millions, except per share amounts	2015 Guidance		2014 Actual
Revenue	$6,525 - $6,675		$6,591
Year-over-year revenue growth	(1%) to 1%		8%
Constant currency revenue growth	5% to 7%	(1)	10%
Income from operations (GAAP)	$194 - $259	(2), (3)	$353	(2)
Non-pension operating income (NPOI)	$830 - $870		$820
Diluted earnings per share (GAAP)	($0.40) - ($0.70)	(2), (3)	$1.06	(2)
Non-GAAP Diluted EPS	$2.60 - $2.80	(4)	$2.74
Net cash provided by operating activities	$620 - $650		$524
Free cash flow	$350 - $400	(5)	$313

(1)	Expected constant currency growth of 5% to 7%, which includes unfavorable foreign currency impacts of approximately 6% in revenue.

(2)	For 2014, actuarial mark-to-market pension adjustment is included; 2015 guidance does not include actuarial mark-to-market pension adjustments, which will be determined in Q4 2015.

(3)	Revised to reflect the $427 million non-cash charge related to settlement of the UK London pension plan.

(4)
NCR expects approximately $215 million to $220 million of other expense, net including interest expense in 2015 and that its full-year 2015 effective income tax rate will be approximately 25% compared to 22% in 2014.

(5)	Free cash flow guidance has been increased to $350 million to $400 million from prior guidance of $325 million to $375 million.

Q3 2015 Outlook

For the third quarter of 2015, NCR expects its as reported revenue to be in the range of $1,630 million to $1,650 million, compared to $1,647 million in the third quarter of 2014. Revenue includes an expected 6% unfavorable foreign currency impact. Additionally, the Company expects non-pension operating income (NPOI) to be in the range of $210 million to $220 million, compared to $204 million in the third quarter of 2014, and income from operations to be in the range of $158 million to $168 million, compared to $41 million in the third quarter of 2014. The unfavorable foreign currency impact on NPOI is expected to be approximately $17 million in the third quarter of 2015. NCR expects its third quarter 2015 effective income tax rate to be approximately 23% and other expense, net including interest expense to be approximately $55 million.

2015 Second Quarter Earnings Conference Call

A conference call is scheduled for today at 4:30 p.m. (EDT) to discuss the second quarter 2015 results and guidance for third quarter and full-year 2015. Access to the conference call and accompanying slides, as well as a replay of the call, are available on NCR's web site at http://investor.ncr.com/. Additionally, the live call can be accessed by dialing 800-210-9006 and entering the participant passcode 5768506.

More information on NCR’s Q2 2015 earnings, including additional financial information and analysis, is available on NCR’s Investor Relations website at http://investor.ncr.com/.

About NCR Corporation

NCR Corporation (NYSE: NCR) is the global leader in consumer transaction technologies, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables nearly 550 million transactions daily across the financial, retail, hospitality, travel, telecom and technology industries. NCR solutions run the everyday transactions that make your life easier.

NCR is headquartered in Duluth, Georgia with over 30,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries. NCR encourages investors to visit its web site which is updated regularly with financial and other important information about NCR.

Web site: www.ncr.com
Twitter: @NCRCorporation
Facebook: www.facebook.com/ncrcorp
LinkedIn: http://linkd.in/ncrgroup
YouTube: www.youtube.com/user/ncrcorporation

News Media Contact
Lou Casale
NCR Corporation
212.589.8415
lou.casale@ncr.com

Investor Contact
Gavin Bell
NCR Corporation
212.589.8468
gavin.bell@ncr.com

Note to Investors This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements that describe or relate to NCR’s future plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. The forward-looking statements in this release include statements about market and economic conditions affecting NCR and its business; expectations regarding foreign currency fluctuations and their impact on NCR's results; expectations for NCR's growth; NCR's ongoing restructuring plan and its costs, expected benefits and results; and NCR's 2015 financial outlook (including in the sections entitled “2015 Outlook” and “Q3 2015 Outlook”). Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR's control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to: domestic and global economic and credit conditions including, in particular, market conditions and spending trends in the retail industry and economic and market conditions in Russia and China; the impact of our indebtedness and its terms on our financial and operating activities; foreign currency fluctuations; our ability to successfully introduce new solutions and compete in the information technology industry; the transformation of our business model and our ability to sell higher-margin software and services; our ability to improve execution in our sales and services organizations; defects or errors in our products; manufacturing disruptions; the historical seasonality of our sales; compliance with data privacy and protection requirements; the availability and success of acquisitions, divestitures and alliances, including the acquisition of Digital Insight; our pension strategy and underfunded pension obligation; the success of our ongoing restructuring plan; tax rates; reliance on third party suppliers; development and protection of intellectual property; workforce turnover and the ability to attract and retain skilled employees; environmental exposures from our historical and ongoing manufacturing activities; and uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions. Additional information concerning these and other factors can be found in the Company's filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release NCR also uses the non-GAAP measures listed and described below.

Non-Pension Operating Income and Non-GAAP Diluted Earnings Per Share. NCR’s non-pension operating income and non-GAAP diluted earnings per share are determined by excluding pension expense and special items, including amortization of acquisition related intangibles, from NCR’s GAAP income (loss) from operations. Due to the significant change in its pension expense from year to year and the non-operational nature of pension expense and these special items, NCR's management uses non-pension operating income and non-GAAP diluted earnings per share to evaluate year-over-year operating performance, to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR's underlying operational performance, as well as consistency and comparability with NCR's past reports of financial results.

Free Cash Flow. NCR defines free cash flow as net cash provided by/used in operating activities and cash flow provided by/used in discontinued operations less capital expenditures for property, plant and equipment, additions to capitalized software, discretionary pension contributions and settlements. NCR's management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for, among other things, investment in the Company's existing businesses, strategic acquisitions, strengthening the Company's balance sheet, repurchase of Company stock and repayment of the Company's debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow does not have a uniform definition under GAAP and, therefore, NCR's definition may differ from other companies' definitions of this measure.

Constant Currency. NCR presents certain measures, such as period-over-period revenue growth, on a constant currency basis, which excludes the effects of foreign currency translation. Due to the continuing strengthening of the U.S. dollar against foreign currencies and the overall variability of foreign exchange rates from period to period, NCR’s management uses these measures on a constant currency basis to evaluate period-over-period operating performance. Measures presented on a constant currency basis are calculated by translating current period results at prior period monthly average exchange rates.

NCR's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the tables below or, in the case of quarterly free cash flow, in the body of this release.

Reconciliation of Diluted Earnings Per Share (GAAP) to Non-GAAP Diluted Earnings Per Share (non-GAAP)

	Q2 2015 Actual	Q2 2014 Actual	2015 Guidance	2014 Actual
Diluted EPS (GAAP)	$(2.03)	$0.53	($0.40) - ($0.70)	$1.06
Pension (benefit) expense	2.51	—	2.51	0.38
Restructuring plan	0.04	—	0.18 - 0.28	0.68
Acquisition-related costs	0.01	0.03	0.04	0.12
Acquisition-related amortization of intangibles	0.13	0.11	0.47	0.47
Acquisition-related purchase price adjustments	—	0.01	—	0.02
OFAC and FCPA Investigations (1)	—	—	—	0.01
Non- GAAP Diluted EPS	$0.66	$0.68	$2.60 - $2.80	$2.74

Reconciliation of (Loss) Income from Operations (GAAP) to Non-pension Operating Income (non-GAAP)

$ in millions	Q2 2015 Actual	Q2 2014 Actual	2015 Guidance	2014 Actual	Q3 2015 Guidance	Q3 2014 Actual
(Loss) Income from Operations (GAAP)	$(266)	$169	$194 - $259	$353	$158 - $168	$41
Pension (benefit) expense	426	2	434	152	4	1
Restructuring plan	8	—	39 - 64	160	13	127
Acquisition-related costs	3	6	10	27	3	5
Acquisition-related amortization of intangibles	31	30	127	119	32	29
Acquisition-related purchase price adjustments	—	2	—	6	—	1
OFAC and FCPA Investigations (1)	—	1	1	3	—	—
Non-pension Operating Income (non-GAAP)	$202	$210	$830 - $870	$820	$210 - $220	$204

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow (non-GAAP)

$ in millions	2015 Guidance
Net cash provided by operating activities	$620 - $650
Total capital expenditures	(215) - (235)
Net cash provided by (used in) discontinued operations	(35)
Free cash flow	$350 - $400

Reconciliation of Revenue Growth (GAAP) to
Revenue Growth on a Constant Currency Basis (non-GAAP)

	Three months ended June 30, 2015
	Revenue Growth % (GAAP)	Favorable (unfavorable) FX impact	Constant Currency Revenue Growth % (non-GAAP)
Financial Services	(7)%	(8)%	1%
Retail Solutions	—%	(7)%	7%
Hospitality	1%	(3)%	4%
Emerging Industries	2%	(9)%	11%
Total Revenue	(3)%	(7)%	4%

	Six months ended June 30, 2015
	Revenue Growth % (GAAP)	Favorable (unfavorable) FX impact	Constant Currency Revenue Growth % (non-GAAP)
Financial Services	(3)%	(7)%	4%
Retail Solutions	(4)%	(6)%	2%
Hospitality	—%	(3)%	3%
Emerging Industries	1%	(9)%	10%
Total Revenue	(3)%	(7)%	4%

	Three months ended June 30, 2015
	Revenue Growth % (GAAP)	Favorable (unfavorable) FX impact	Constant Currency Revenue Growth % (non-GAAP)
Cloud	8%	(1)%	9%
Software License/Software Maintenance	(2)%	(5)%	3%
Professional Services	(8)%	(6)%	(2)%
Total Software-Related Revenue	(1)%	(4)%	3%
Hardware	(2)%	(8)%	6%
Other Services	(6)%	(8)%	2%
Total Revenue	(3)%	(7)%	4%

Reconciliation of Operating Income Growth (GAAP) to
Operating Income Growth on a Constant Currency Basis (non-GAAP)

	Three months ended June 30, 2015
	Operating Income Growth % (GAAP)	Favorable (unfavorable) FX impact	Constant Currency Operating Income Growth % (non-GAAP)
Financial Services	(10)%	(8)%	(2)%
Retail Solutions	(13)%	(9)%	(4)%
Hospitality	17%	—%	17%
Emerging Industries	400%	(100)%	500%
Total Operating Income	(4)%	(8)%	4%

(1) Estimated expenses for 2015 will be affected by, among other things, the status and progress of the OFAC matter.   There can be no assurance that the Company will not be subject to fines or other remedial measures as a result of OFAC’s investigation.

NCR CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)	Schedule A

	For the Periods Ended June 30
	Three Months		Six Months
	2015	2014	2015	2014
Revenue
Products	$703	$722	$1,307	$1,356
Services	901	936	1,773	1,820
Total Revenue	1,604	1,658	3,080	3,176
Cost of products	544	531	1,027	1,007
Cost of services	914	647	1,517	1,273
Total gross margin	146	480	536	896
% of Revenue	9.1%	29.0%	17.4%	28.2%
Selling, general and administrative expenses	339	247	564	492
Research and development expenses	67	64	122	127
Restructuring-related charges	6	—	21	—
(Loss) Income from operations	(266)	169	(171)	277
% of Revenue	(16.6)%	10.2%	(5.6)%	8.7%
Interest expense	(45)	(46)	(89)	(89)
Other (expense), net	—	(3)	(7)	(10)
Total other (expense), net	(45)	(49)	(96)	(99)
(Loss) Income before income taxes and discontinued operations	(311)	120	(267)	178
% of Revenue	(19.4)%	7.2%	(8.7)%	5.6%
Income tax expense	32	29	34	33
(Loss) Income from continuing operations	(343)	91	(301)	145
Income from discontinued operations, net of tax	—	—	—	—
Net (Loss) Income	(343)	91	(301)	145
Net income attributable to noncontrolling interests	1	1	3	2
Net (loss) income attributable to NCR	$(344)	$90	$(304)	$143
Amounts attributable to NCR common stockholders:
(Loss) Income from continuing operations	$(344)	$90	$(304)	$143
Income from discontinued operations, net of tax	—	—	—	—
Net (loss) income	$(344)	$90	$(304)	$143
Net (loss) income per share attributable to NCR common stockholders:
Net (loss) income per common share from continuing operations
Basic	$(2.03)	$0.54	$(1.80)	$0.85
Diluted	$(2.03)	$0.53	$(1.80)	$0.84
Net (loss) income per common share
Basic	$(2.03)	$0.54	$(1.80)	$0.85
Diluted	$(2.03)	$0.53	$(1.80)	$0.84
Weighted average common shares outstanding
Basic	169.6	167.9	169.3	167.5
Diluted	169.6	170.9	169.3	171.0

NCR CORPORATION REVENUE AND OPERATING INCOME SUMMARY (Unaudited) (in millions)	Schedule B

	For the Periods Ended June 30
	Three Months				Six Months
	2015	2014	% Change	% Change Constant Currency	2015	2014	% Change	% Change Constant Currency
Revenue by segment
Financial Services	$840	$900	(7)%	1%	$1,638	$1,694	(3)%	4%
Retail Solutions	505	503	—%	7%	950	993	(4)%	2%
Hospitality	172	170	1%	4%	320	319	—%	3%
Emerging Industries	87	85	2%	11%	172	170	1%	10%
Total Revenue	$1,604	$1,658	(3)%	4%	$3,080	$3,176	(3)%	4%
Operating income by segment
Financial Services	$123	$137			$228	$240
% of Revenue	14.6%	15.2%			13.9%	14.2%
Retail Solutions	42	48			58	84
% of Revenue	8.3%	9.5%			6.1%	8.5%
Hospitality	27	23			45	35
% of Revenue	15.7%	13.5%			14.1%	11.0%
Emerging Industries	10	2			17	6
% of Revenue	11.5%	2.4%			9.9%	3.5%
Subtotal-segment operating income	$202	$210			$348	$365
% of Revenue	12.6%	12.7%			11.3%	11.5%
Pension expense (benefit)	426	2			426	1
Other adjustments (1)	42	39			93	87
Total (loss) income from operations	$(266)	$169			$(171)	$277

(1)	The following table presents the other adjustments for NCR:

	For the Periods Ended June 30
	Three Months		Six Months
In millions	2015	2014	2015	2014
Restructuring plan	$8	$—	$24	$—
Acquisition-related amortization of intangible assets	31	30	63	60
Acquisition-related costs	3	6	5	20
Acquisition-related purchase price adjustments	—	2	—	5
OFAC and FCPA investigations	—	1	1	2
Total other adjustments	$42	$39	$93	$87

NCR CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except per share amounts)	Schedule C

	June 30, 2015	March 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$425	$462	$511
Accounts receivable, net	1,425	1,415	1,404
Inventories	709	676	669
Other current assets	481	549	504
Total current assets	3,040	3,102	3,088
Property, plant and equipment, net	348	351	396
Goodwill	2,758	2,754	2,760
Intangibles, net	863	893	926
Prepaid pension cost	137	535	551
Deferred income taxes	375	344	349
Other assets	545	534	537
Total assets	$8,066	$8,513	$8,607
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$59	$172	$187
Accounts payable	695	642	712
Payroll and benefits liabilities	178	176	196
Deferred service revenue and customer deposits	567	588	494
Other current liabilities	411	446	481
Total current liabilities	1,910	2,024	2,070
Long-term debt	3,415	3,443	3,472
Pension and indemnity plan liabilities	686	676	705
Postretirement and postemployment benefits liabilities	177	174	170
Income tax accruals	181	175	181
Other liabilities	83	101	111
Total liabilities	6,452	6,593	6,709
Redeemable noncontrolling interests	16	14	15
Stockholders' equity
NCR stockholders' equity:
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding as of June 30, 2015, March 31, 2015 and December 31, 2014, respectively	—	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized 169.7, 169.5 and 168.6 shares issued and outstanding as of June 30, 2015, March 31, 2015 and December 31, 2014, respectively	2	2	2
Paid-in capital	470	447	442
Retained earnings	1,259	1,603	1,563
Accumulated other comprehensive loss	(137)	(158)	(136)
Total NCR stockholders' equity	1,594	1,894	1,871
Noncontrolling interests in subsidiaries	4	12	12
Total stockholders' equity	1,598	1,906	1,883
Total liabilities and stockholders' equity	$8,066	$8,513	$8,607

NCR CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)	Schedule D

	For the Periods Ended June 30
	Three Months		Six Months
	2015	2014	2015	2014
Operating activities
Net (loss) income	$(343)	$91	$(301)	$145
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Loss from discontinued operations	—	—	—	—
Depreciation and amortization	76	73	152	142
Stock-based compensation expense	11	9	20	19
Deferred income taxes	11	7	15	10
Gain on sale of property, plant and equipment and other assets	—	(1)	(1)	(2)
Impairment of long-lived and other assets	2	—	16	—
Changes in assets and liabilities:
Receivables	(5)	(22)	(51)	(88)
Inventories	(33)	3	(54)	(27)
Current payables and accrued expenses	58	2	(25)	2
Deferred service revenue and customer deposits	(21)	(24)	89	35
Employee benefit plans	407	(38)	386	(59)
Other assets and liabilities	4	(20)	—	(66)
Net cash provided by operating activities	167	80	246	111
Investing activities
Expenditures for property, plant and equipment	(18)	(34)	(31)	(66)
Additions to capitalized software	(41)	(39)	(79)	(73)
Business acquisition, net	—	—	—	(1,642)
Changes in restricted cash	—	—	—	1,114
Other investing activities, net	3	8	(3)	4
Net cash used in investing activities	(56)	(65)	(113)	(663)
Financing activities
Short term borrowings, net	26	3	28	9
Payments on term credit facilities	(97)	(3)	(116)	(3)
Borrowings on term credit facilities	—	—	—	250
Payments on revolving credit facilities	(335)	(195)	(608)	(255)
Borrowings on revolving credit facilities	264	170	512	570
Debt issuance costs	—	(1)	—	(3)
Proceeds from employee stock plans	5	2	11	7
Tax withholding payments on behalf of employees	(1)	(2)	(10)	(24)
Other financing activities	—	(2)	—	(3)
Net cash used in financing activities	(138)	(28)	(183)	548
Cash flows from discontinued operations
Net cash used in discontinued operations	(13)	(22)	(17)	(38)
Effect of exchange rate changes on cash and cash equivalents	3	3	(19)	(3)
Decrease in cash and cash equivalents	(37)	(32)	(86)	(45)
Cash and cash equivalents at beginning of period	462	515	511	528
Cash and cash equivalents at end of period	$425	$483	$425	$483